Exhibit 10.2

Execution Version

AMENDMENT NO. 6 AND CONSENT TO CREDIT AGREEMENT AND SUCCESSOR

AGENCY AGREEMENT

This AMENDMENT NO. 6 AND CONSENT TO CREDIT AGREEMENT AND SUCCESSOR AGENCY AGREEMENT (this “Amendment”), dated effective as of October 2, 2018 (the “Effective Date”), is by and among Diamond Offshore Drilling, Inc., a Delaware corporation (the “Parent”), the Issuing Banks, the Lenders party hereto, Wells Fargo Bank, National Association (“Wells Fargo”), as an issuing bank, as swingline lender, and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Wilmington Trust, National Association, as Successor Administrative Agent (as defined below).

WHEREAS, the Parent, the lenders party thereto, and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 28, 2012, as amended by that certain Extension Agreement and Amendment No. 1 to Credit Agreement dated effective as of December 9, 2013, that certain Commitment Increase Agreement and Amendment No. 2 to Credit Agreement dated effective as of March 17, 2014, that certain Commitment Increase and Extension Agreement and Amendment No. 3 to Credit Agreement dated effective as of October 22, 2014, that certain Extension Agreement and Amendment No. 4 to Credit Agreement dated effective as of October 22, 2015, and that certain Agreement and Amendment No. 5 to Credit Agreement dated as of August 18, 2016 (as so amended, the “Credit Agreement”, the capitalized terms of which are used herein as therein defined unless otherwise defined herein);

WHEREAS, concurrently upon the effectiveness of this Amendment, the Parent and Diamond Foreign Asset Company, a Cayman Islands exempted company and an Affiliate and wholly-owned Subsidiary of the Parent (the “Foreign Borrower”), will enter into the New Credit Agreement (as defined in Section 1(a) of this Amendment below) and certain Lenders will cease to be Lenders under the Credit Agreement and concurrently become lenders under the New Credit Agreement (each such Lender, a “New Facility Lender”);

WHEREAS, the Parent has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) have agreed, to make certain amendments to the Credit Agreement, on the terms and conditions set forth herein;

WHEREAS, the Parent has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) have agreed, to permit the Non-Pro Rata Commitment Reduction (as defined below), on the terms and conditions set forth herein;

WHEREAS, Wells Fargo has agreed to resign as Administrative Agent, and the Parent and the Lenders party hereto (which constitute the Required Lenders) have agreed to permit such resignation and to appoint Wilmington Trust, National Association as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”), and such resignation and appointment shall be effective upon the effectiveness of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. Upon the satisfaction of the conditions specified in Section 7 of this Amendment, effective as of the Effective Date, the Credit Agreement is amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:

“New Credit Agreement” means that certain Credit Agreement dated as of October 2, 2018, among the Parent, as a borrower, Diamond Foreign Asset Company, a Cayman Islands exempted company, as a borrower, Wells Fargo Bank, National Association, as administrative agent, an issuing lender, and swingline lender, and the other issuing lenders and other lenders party thereto from time to time, as amended, extended, restated, amended and restated, supplemented or otherwise modified from time to time.

“New Credit Facility Documents” means, collectively, the New Credit Agreement and any guaranties, certificates, instruments, security documents or other documents delivered or contemplated to be delivered thereunder or in connection therewith (in each case, as may be amended, extended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Replacement Rate” has the meaning set forth in Section 2.14(b).

“Sixth Amendment” means that certain Amendment No. 6 and Consent to Credit Agreement and Successor Agency Agreement dated as of October 2, 2018 among the Parent, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and Wilmington Trust, National Association, as Successor Administrative Agent.

“Sixth Amendment Effective Date” means October 2, 2018.

(b) Section 1.01 of the Credit Agreement is hereby amended by restating the following defined terms in their entirety as follows:

“Eurodollar Base Rate” means, (a) for any interest calculation with respect to an ABR Loan on any date, (i) the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the rate per annum as announced by the ICE Benchmark Administration Limited, a United Kingdom company (“ICE”) (or a successor thereto if ICE is no longer making such rates available) as reasonably determined by the Administrative Agent, at approximately 11:00 a.m., London, England time (or as soon thereafter as practicable) determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum reasonably determined by the

Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by major banks in the London interbank Eurodollar market at their request at the date and time of determination, and (b) in determining the Eurodollar Rate for all other purposes, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the rate per annum as announced by ICE (or a successor thereto if ICE is no longer making such rates available) as reasonably determined by the Administrative Agent, at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) on the date that is two Business Days before the first day of the applicable Interest Period as the London Interbank Offered Rate, for deposits in Dollars for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), and subject to clause (b) of Section 2.14, the Eurodollar Base Rate shall then be the rate reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Loans being made, continued or converted by the Lenders and with a term equivalent to such Interest Period are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Each calculation by the Administrative Agent of Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall the Eurodollar Base Rate be less than 0% and (y) in no event shall any Replacement Rate be less than 0%. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.14(b), in the event that a Replacement Rate with respect to a Eurodollar Base Rate is implemented, then all references herein to the Eurodollar Base Rate shall be deemed references to such Replacement Rate (including with respect to any determination of the Eurodollar Rate including in connection with a determination of Daily One-Month LIBOR).

“Eurodollar Rate” means a rate per annum, which shall not be less than zero, determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, for any Interest Period for all Eurodollar Borrowings comprising part of the same Borrowing, the reserve percentage (expressed as a decimal, carried out to five decimal places) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

and

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Fee Letters” means (a) the letter agreements dated as of (i) September 5, 2012, (ii) February 26, 2014, (iii) October 2, 2014, and (iv) October 13, 2015, each among Wells Fargo, Wells Fargo Securities, LLC and the Parent, (b) the letter agreement dated as of September 5, 2012 between Bank of China, New York Branch and the Parent, (c) the letter agreement dated as of September 5, 2012 between Citigroup Global Markets Inc. and the Parent, (d) the letter agreement dated as of September 5, 2012 among HSBC Bank USA, National Association, HSBC Securities (USA) Inc. and the Parent, (e) the letter agreement dated as of September 5, 2012 among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and the Parent, (f) the letter agreement dated as of October 22, 2014 between The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the Parent, and (g) the letter agreement dated as of October 2, 2018 between the Parent and Wilmington Trust, National Association.

“Issuing Bank” means Bank of China, New York Branch, and any other Lender designated in writing to the Administrative Agent by the Parent (and consented to in writing by such Lender) as an issuer of Letters of Credit hereunder, each in its respective capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, with the consent of the applicable Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Prime Rate” means the rate of interest per annum published in The Wall Street Journal as the “Prime Rate” in the United States for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, then “prime rate” means the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates).

“Swingline Lender” means any Lender designated in writing to the Administrative Agent by the Parent (and consented to in writing by such Lender) as the maker of Swingline Loans, in such capacity.

“Swingline Sublimit Amount” means $0.

(c) The definition of “Permitted Encumbrances” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (k) thereof, (ii) adding “and” at the end of clause (l) thereof and (iii) adding new clause (m) as follows:

(m) Liens in favor of a seller on any segregated cash earnest money deposits made by the Parent or any of its Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of assets, securities or equity permitted by this Agreement;

(d) Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.14 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(iii) the rates referenced in the definition of “Eurodollar Rate” cease to be an interest rate benchmark for short term interest rates;

then the Administrative Agent shall give notice thereof and the reason therefor (in reasonable detail) to the Parent and the Lenders by telephone, facsimile or, unless otherwise required by the Parent or any Lender prior to such delivery, electronic mail (PDF) as promptly as practicable thereafter and, (x) until the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall use reasonable efforts to do promptly after such circumstances cease to exist), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (y) solely in the case of the circumstance described in clause (iii) above, if either the Parent or the Required Lenders shall so request, the Parent and the Administrative Agent will negotiate in good faith to amend the definition of “Eurodollar Base Rate” to incorporate a successor benchmark rate that is acceptable to the Parent, the Administrative Agent and the Required Lenders; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if (i) the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period for the applicable currency (including because any applicable interest rate specified herein is not available or published on a current basis) and such circumstance is unlikely to be temporary or (ii) the Administrative Agent has made the determination (such determination to be conclusive absent manifest error), or the Parent has notified the Administrative Agent that the Parent has determined, that (x) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (y) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be made available or used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then, (1) reasonably promptly after such determination by the Administrative Agent (or, if applicable, receipt by the Administrative Agent of such notice), the Administrative Agent may, to the extent practicable, and with the consent of the Parent, establish a replacement interest rate which shall in no event be less than 0% (the “Replacement Rate”) for the applicable currency (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities denominated in the applicable currency for such alternative benchmarks, and as it reasonably determines to be generally in accordance with similar situations in other transactions in which the Administrative Agent is serving as administrative agent or otherwise consistent with market practice generally, and (2) the Administrative Agent and the Borrowers may amend this Agreement to reflect such Replacement Rate, together with any conforming changes to the definitions of Alternate Base Rate, Eurodollar Base Rate, Eurodollar Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Parent. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrowers, as may be necessary or appropriate, in the opinion of the Administrative Agent in consultation with the Parent, to effect the provisions of this Section 2.14(b). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including Section 9.02), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects) or to the Replacement Rate (in which case, for the avoidance of doubt, the Administrative Agent and the Borrowers may enter into an alternative amendment for such purpose, which shall become effective as aforesaid). To the extent the Replacement Rate is approved by the Administrative Agent and the Parent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

(e) The parenthetical in Section 6.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(including (x) accessions thereto and replacements thereof, (y) any such assets acquired in an acquisition of or investment in any company or Person whose principal assets are drilling rigs or marine transportation vessels, and (z) the Equity Interests in any special purpose entity that holds such assets)

(f) Section 6.01 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (d) thereof, (ii) changing the existing clause (e) to be clause (g) and (iii) adding new clauses (e) and (f) as follows:

(e) Liens on cash in an aggregate amount not to exceed $25,000,000 at any time, securing Indebtedness incurred pursuant to Section 6.05(e);

(f) Liens granted or arising pursuant to, and which secure obligations under, the New Credit Facility Documents; and

(g) The reference to “ten percent (10%) of Consolidated Tangible Net Worth” in Section 6.01(g) of the Credit Agreement (as amended by this Amendment) is hereby amended and restated in its entirety as follows:

the greater of $370,000,000 and ten percent (10%) of Consolidated Tangible Net Worth

(h) Section 6.05 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (e) thereof, (ii) changing the existing clause (f) to be clause (g) and (iii) adding new clause (f) as follows:

(f) Indebtedness of the Parent or any of its Subsidiaries under the New Credit Facility Documents and any modification, extension, refinancing, renewal or replacement of all or any part of such Indebtedness; and

(i) Clause (B) in Section 6.05(g) of the Credit Agreement (as amended by this Amendment) is hereby amended and restated in its entirety as follows:

(B) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to this clause (g) does not exceed the greater of $590,000,000 and ten percent (10%) of Consolidated Net Assets as of the then most recently ended fiscal quarter of the Parent for which financial statements are available, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

(j) Sections 8.01 and 8.02 of the Credit Agreement are hereby amended by replacing the reference to “Wells Fargo” therein with a reference to “Wilmington Trust, National Association”.

(k) Section 8.03 of the Credit Agreement is hereby amended by adding a new clause (d) and clause (e) as follows:

(d) The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents caused by interruption of communication or computer facilities, suspension of payments by another bank, war, emergency conditions, failure of equipment, or other circumstances beyond its reasonable control.

(e) The Administrative Agent shall not be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent or (ii) required to take any enforcement action against a Borrower or any other obligor outside of the United States.

(l) Section 8.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.07 Resignation of Administrative Agent or Swingline Bank.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice to the other applicable Lender Parties and the Parent, subject to the terms and conditions of this Section 8.07. Upon the Parent’s request, the Administrative Agent shall resign upon any removal thereof as a Lender pursuant to Section 2.19 or Section 2.08(c). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Parent (which consent is not required if an Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint, as applicable, a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as may be agreed by the Required Lenders and, if no Event of Default has occurred and is continuing, the Parent), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that (i) in no event shall any such successor Administrative Agent be a Defaulting Lender and (ii) if no qualifying Person has been offered or has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except pursuant to obligations that by their terms expressly survive such resignation (including Section 9.12)) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 8.07. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(b) The Swingline Lender may resign at any time. After the resignation of the Swingline Lender hereunder, the retiring Swingline Lender shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans. Upon such notice of resignation, the Parent shall have the right to designate any other Lender as the Swingline Lender with the consent of such Lender so long as operational matters related to the funding of Loans have been adequately addressed to the reasonable satisfaction of such new Swingline Lender and the Administrative Agent (if such new Swingline Lender and the Administrative Agent are not the same Person).

(m) Section 9.01(a)(ii) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

(ii) if to the Administrative Agent, to Wilmington Trust, National Association, 10 S. Riverside Plaza, Suite 875, Chicago, IL 60606, Attn: Meghan McCauley, Telephone: 612-217-5647, Facsimile: 612-217-5651, Email: mmccauley@wilmingtontrust.com; with a copy to (which shall not constitute notice) Ballard Spahr LLP, 2000 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, Attn: Mark Dietzen, Telephone: 612-371-2452, Facsimile: 612-371-3207, Email: dietzenm@ballardspahr.com; and

(n) Clause (A) of the proviso in Section 9.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(A) have resulted from (1) with respect to any Indemnitee other than the Administrative Agent or any Related Party of the Administrative Agent, the gross negligence, willful misconduct or unlawful act of such Indemnitee or such Indemnitee’s material breach of the Loan Documents or (2) with respect to any Indemnitee that is the Administrative Agent or any Related Party of the Administrative Agent, the gross negligence or willful misconduct of such Indemnitee, in each case as determined by a court of competent jurisdiction in a final and nonappealable judgment, or

(o) Section 9.04(b)(v) of the Credit Agreement is hereby amended by deleting “and” at the end of subsection (v) and adding the following proviso to the end of subsection (v):

; provided, however, that other than maintaining and updating the list of Disqualified Lenders in accordance with the definition thereof or providing the list of Disqualified Lenders upon written request, (x) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (y) without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans to any Disqualified Lender; and

(p) Schedule 2.01 (Commitments) is hereby amended by replacing it in its entirety with Schedule 2.01 attached hereto.

Section 2. Resignation of the Administrative Agent; Appointment of Successor Administrative Agent.

(a) Upon the effectiveness of this Amendment and as of the Effective Date, Wells Fargo hereby resigns as Administrative Agent (in such capacity, the “Resigning Administrative Agent”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Required Lenders)) waives any notice requirement for such resignation contained in the Credit Agreement and acknowledges and agrees that such resignation complies with the terms and conditions of Section 8.07 of the Credit Agreement and is effective as of the Effective Date.

(b) Upon the effectiveness of this Amendment and as of the Effective Date, (i) the Lenders party hereto (which constitute the Required Lenders) hereby appoint, with the consent of the Parent, Wilmington Trust, National Association, as successor Administrative Agent in accordance with Section 8.07 of the Credit Agreement; (ii) Wilmington Trust, National Association hereby accepts such appointment as the successor Administrative Agent; and (iii) the parties hereto agree and acknowledge that, after giving effect to this Amendment, all references to “Administrative Agent” under the Loan Documents shall be references to Wilmington Trust, National Association.

(c) Upon the effectiveness of this Amendment and as of the Effective Date, the Resigning Administrative Agent shall be released from each and all of its obligations and duties as the Administrative Agent under the Loan Documents, and the Successor Administrative Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the Administrative Agent under the Loan Documents; provided that the Successor Administrative Agent shall have no liabilities, duties, or obligations in respect of any acts or omissions of the Resigning Administrative Agent occurring prior to the Effective Date, including with respect to withholding Taxes.

(d) Without in any way limiting Section 8.07 of the Credit Agreement, upon the effectiveness of this Amendment and as of the Effective Date, the Successor Administrative Agent shall succeed to, and become vested with, all of the rights, powers, privileges, and duties of the Administrative Agent under the Loan Documents (except for such rights, powers, privileges and duties as continue in favor of the Resigning Administrative Agent as provided for in the Credit Agreement and the other Loan Documents), and the Resigning Administrative Agent shall be discharged from all of its duties and obligations under the Credit Agreement and the other Loan Documents; provided, however, that nothing herein shall limit the obligations of or the rights and protections in favor of the Resigning Administrative Agent that expressly survive resignation of the Administrative Agent under the Credit Agreement (including without limitation those contained in Section 2.05(f), Article VIII, Section 9.03, and Section 9.12

thereof) and the other Loan Documents, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of this Amendment, in respect of any actions taken or omitted to be taken by the Resigning Administrative Agent while the Resigning Administrative Agent was acting as Administrative Agent.

(e) The Resigning Administrative Agent, the Parent and the Lenders party hereto (which constitute the Required Lenders) expressly agree and acknowledge that neither the Successor Administrative Agent, in its individual capacity or as the Administrative Agent, nor any of its Related Parties, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Resigning Administrative Agent (or any other party) under this Amendment, the Credit Agreement, or any of the other Loan Documents or the transactions contemplated hereby or thereby prior to the Effective Date, including with respect to withholding Taxes.

(f) The Resigning Administrative Agent hereby certifies to the Successor Administrative Agent as follows, as of the Effective Date:

(1) To the knowledge of the Resigning Administrative Agent, the copy of the loan register delivered by the Resigning Administrative Agent to the Successor Administrative Agent on or before the Effective Date is true, correct and complete as of the Effective Date (and after giving effect to the transactions contemplated by this Amendment).

(2) Exhibit A-1 hereto sets forth, in each case as of the Effective Date, (i) the outstanding principal amount of, and accrued but unpaid interest payable on, each Borrowing, (ii) the applicable borrowing date and amount, class, Type, rate (Eurodollar or Base Rate), Interest Period, and Applicable Rate for each Borrowing; and (iii) for each Lender, the outstanding principal amount of, and accrued but unpaid interest (and any other outstanding amounts) payable to such Lender.

(3) To the knowledge of the Resigning Administrative Agent, Exhibit A-2 hereto sets forth each Loan Document (other than the Fee Letters, any Borrowing Request, any Interest Election Requests, and any Loan Documents related to Issuing Banks and Letters of Credit), including any such Loan Documents that have been delivered to the Successor Administrative Agent as of the Effective Date, and as of the Effective Date there have been no amendments, supplements, forbearance agreements, waivers or consents (other than this Amendment) relating to such Loan Documents, of which the Resigning Administrative Agent has knowledge or to which the Resigning Administrative Agent is a party, except as set forth in Exhibit A-2.

(4) The Resigning Administrative Agent has delivered to the Successor Administrative Agent the administrative questionnaires, certifications and other material documentation received by the Resigning Administrative Agent from each Lender, in each case, that is in the Resigning Administrative Agent’s possession (collectively, the “Lender Documentation”).

(g) The Parent and the Lenders party hereto (which constitute the Required Lenders) acknowledge and agree that the Successor Administrative Agent is entitled to, and shall rely on, the certifications set forth in clause (f) above and other information and documentation provided to the Successor Administrative Agent by the Resigning Administrative Agent in connection with this Amendment; provided that this clause (g) shall not constitute a representation or warranty as to the matters so certified.

(h) The Resigning Administrative Agent shall: (i) on or before the Effective Date, deliver, or cause to be delivered, promptly to the Successor Administrative Agent executed versions of (A) the Credit Agreement, (B) the Guaranties, and (C) the Lender Documentation, (ii) execute all other documents as may be reasonably requested by the Successor Administrative Agent or the Parent to transfer the rights and privileges of the Resigning Administrative Agent under the Loan Documents to the Successor Administrative Agent (and in form and substance reasonably satisfactory to the Parent, the Resigning Administrative Agent and the Successor Administrative Agent), and (iii) take all other actions reasonably requested by the Successor Administrative Agent or its representatives to facilitate the transfer of information to the Successor Administrative Agent in connection with the Lenders and the Loan Documents. The Parent hereby consents to all actions taken or to be taken by the Resigning Administrative Agent and the Successor Administrative Agent pursuant to the immediately preceding sentence.

(i) On the Effective Date, the Successor Administrative Agent shall be entitled to receive its agency fees from the Parent as set forth in that certain Fee Letter, dated as of the date hereof (the “Successor Administrative Agent Fee Letter”), between the Parent and the Successor Administrative Agent. Fees payable pursuant to the Successor Administrative Agent Fee Letter shall be fully earned when due, and when paid shall be nonrefundable for any reason whatsoever. For the avoidance of doubt, nothing in this Amendment in any way limits the powers, rights, privileges and protections of the Successor Administrative Agent under the Loan Documents, including without limitation under Section 2.12(c), Section 2.05(f), Article VIII, Section 9.03, and Section 9.12 of the Credit Agreement.

(j) The Parent agrees to pay on the Effective Date the reasonable and documented out-of-pocket costs and expenses of the Successor Administrative Agent relating to this Amendment, including the negotiation, documentation and closing thereof, including the reasonable and documented fees, charges and disbursements of Ballard Spahr LLP as counsel for the Successor Administrative Agent, to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date.

Section 3. Resignation of Issuing Banks.

(a) Upon the effectiveness of this Amendment and as of the Effective Date, each of Wells Fargo, JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. hereby resigns as an Issuing Bank (each, in such capacity, a “Resigning Issuing Bank”, and collectively the “Resigning Issuing Banks”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Required Lenders)) hereby waives any notice requirement for such resignation contained in the Credit Agreement and acknowledges and agrees that such resignation, to the extent applicable, complies with the terms and conditions of the Loan Documents and is effective as of the Effective Date.

(b) Upon the effectiveness of this Amendment and as of the Effective Date, each Resigning Issuing Bank shall be released from each and all of its obligations and duties as an “Issuing Bank” under the Loan Documents and discharged from its duties and obligations as an “Issuing Bank” under the Loan Documents; provided, however, that nothing herein shall limit the obligations of or the rights and protections in favor of such Resigning Issuing Bank that expressly survive resignation of an Issuing Bank under the Credit Agreement (including without limitation those contained in Article VIII, Section 9.03, Section 2.05(f), and Section 9.12 thereof) and the other Loan Documents, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of the Amendment, in respect of any actions taken or omitted to be taken by the Resigning Issuing Bank while the Resigning Issuing Bank was acting as Issuing Bank.

Section 4. Resignation of Swingline Lender.

(a) Upon the effectiveness of this Amendment and as of the Effective Date, Wells Fargo hereby resigns as Swingline Lender (in such capacity, the “Resigning Swingline Lender”) and gives notice of such resignation. Each of the parties hereto (including without limitation the Lenders party hereto (which constitute the Required Lenders)) hereby waives any notice requirement for such resignation and acknowledges and agrees that such resignation complies with the terms and conditions of Section 8.07 of the Credit Agreement and is effective as of the Effective Date.

(b) Upon the effectiveness of this Amendment and as of the Effective Date, the Resigning Swingline Lender shall be released from each and all of its obligations and duties as a “Swingline Lender” under the Loan Documents and discharged from its duties and obligations as a “Swingline Lender” under the Loan Documents; provided, however, that nothing herein shall limit any obligations of or the rights and protections in favor of such Resigning Swingline Lender as a Lender that expressly survive the replacement of a Lender under the Credit Agreement or that are contained in Section 2.05(f), Article VIII, Section 9.03, or Section 9.12 of the Credit Agreement, as such provisions of the Credit Agreement are in effect on the Effective Date immediately prior to the effectiveness of this Amendment. The Parent and the Resigning Swingline Lender agree that, immediately before and after giving effect to this Amendment, no Swingline Borrowings are outstanding under the Credit Agreement.

Section 5. Consent to Non-Pro Rata Commitment Reduction. Upon the effectiveness of this Amendment and as of the Effective Date, the Lenders party hereto (which constitute the Required Lenders) hereby consent to the Non-Pro Rata Commitment Reduction (as defined below) notwithstanding the requirements and/or limitations set forth in Section 2.08(b) of the Credit Agreement to the extent, and only to the extent, that the consummation of the Non-Pro Rata Commitment Reduction would violate such requirements and/or limitations (collectively, the “Consent”). The parties to this Amendment hereby waive all notices and minimum amounts and multiples required in connection with such Non-Pro Rata Commitment Reduction pursuant to Section 2.08(b) of the Credit Agreement. The Consent shall constitute a limited, one-time consent, and nothing contained herein shall obligate the Lenders to grant any additional or future consent with respect to, or in connection with, any provision of any Loan Document.

Section 6. Non-Pro Rata Commitment Reduction. Upon the effectiveness of this Amendment and as of the Effective Date, the Commitment of each New Facility Lender shall be reduced to zero (such reduction being the “Non-Pro Rata Commitment Reduction”). For the avoidance of doubt, there shall be no Swingline Lender once the Non-Pro Rata Commitment Reduction occurs, and the parties hereto consent to each Resigning Issuing Bank and the Resigning Swingline Lender resigning as an Issuing Bank or Swingline Lender, respectively, on such date notwithstanding any notice period requirements in the Credit Agreement.

Section 7. Conditions Precedent. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a) Documentation. The Resigning Administrative Agent and the Successor Administrative Agent shall have received counterparts of this Amendment duly executed by the Parent, the Required Lenders, the Resigning Administrative Agent, each Resigning Issuing Bank, the Resigning Swingline Lender and the Successor Administrative Agent, in form and substance reasonably satisfactory to the Resigning Administrative Agent and the Successor Administrative Agent.

(b) Payment of Interest, Fees, Expenses and Other Amounts. On the Effective Date, immediately prior to giving effect to this Amendment, the Parent shall have paid (A) to the Resigning Administrative Agent, for the account of the relevant obligees under the Loan Documents, all unpaid interest, fees, expenses, and other amounts accrued and/or owing by the Parent or any other obligor under the Loan Documents through and including the Effective Date (whether or not otherwise then due and payable), including, without limitation, (i) the fees set forth in any Fee Letter, (ii) any interest or fees accrued through and including the Effective Date pursuant to Section 2.12 or 2.13 of the Credit Agreement, and (iii) all other costs, expenses, or other amounts accrued or owing pursuant to Sections 9.03 and 2.16 of the Credit Agreement, and (B) all fees, costs and expenses due to be paid on or before the Effective Date under Section 2(i) or 2(j) hereof.

(c) No Default. No Default shall have occurred and be continuing, immediately after giving effect to this Amendment.

(d) New Credit Agreement; Credit Exposures. (i) The New Credit Agreement shall have become effective (or shall substantially simultaneously become effective) with each New Facility Lender’s commitment thereunder not exceeding the amount set forth opposite such New Facility Lender’s name on Exhibit B attached hereto or such higher amount agreed to in writing by such New Facility Lender, (ii) immediately prior to giving effect to this Amendment and the New Credit Agreement, the aggregate Credit Exposures of all the Lenders shall be equal to zero, (iii) immediately after giving effect to this Amendment and the New Credit Agreement, the aggregate Credit Exposures of all the Lenders shall be equal to zero, and (iv) the Lenders shall have received a certificate duly executed by a Responsible Officer of the Parent dated as of the Effective Date certifying as to the matters in this clause (d) and clause (c) above.

Section 8. Representations and Warranties. The Parent represents and warrants to the parties hereto that the representations and warranties of the Parent set forth in Article III of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) on the Effective Date as if made on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) as of such earlier date, and as if each reference in said Article III to “this Agreement” or “the Loan Documents” included reference to this Amendment.

Section 9. Reaffirmation of Guaranty. The Parent hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty to which it is a party are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Debt (as defined in such Guaranty), and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby, for itself, its Subsidiaries and (to the extent permitted by law) Affiliates, and its successors and assigns (collectively, the “Releasing Parties” and each individually a “Releasing Party”), fully and without reserve, releases, acquits, and forever discharges each of the Resigning Administrative Agent, the Resigning Issuing Banks, the Resigning Swingline Lender, and the New Facility Lenders, and their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and each individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date that in any way directly or indirectly arises out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”); provided that the Released Matters shall not apply or extend to, include or otherwise affect any agreement, arrangement, contract or relationship between a Releasing Party and a Released Party other than the Loan Documents and the respective transactions related thereto, whether heretofore, presently or hereafter existing. The Parent hereby acknowledges and agrees that the agreements in this Section 10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. The Parent hereby further agrees, for itself, its Subsidiaries and (to the extent permitted by law) Affiliates, and its successors and assigns, that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged pursuant to this Section 10. In entering into this Amendment, the Parent consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties that are not expressly set forth in this Amendment and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

Section 11. Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 9.09(b), (c), and (d) and Section 9.10 of the Credit Agreement shall apply to this Amendment, mutatis mutandis. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is, for the avoidance of doubt, a Loan Document under the Credit Agreement. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor, except as herein provided, constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Transmission by facsimile or electronic transmission (e.g., PDF) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. With respect to each of the Resigning Administrative Agent, the Resigning Issuing Banks, the Resigning Swingline Lender, and the New Facility Lenders, all obligations of the Parent and its respective Subsidiaries provided for in Sections 2.15, 2.16(b), 2.17(b), and 9.03(a), (b) and (d) of the Credit Agreement and all of the obligations of the Lenders in Section 9.03(c) and Section 9.12 of the Credit Agreement shall survive (in the case of Section 9.12, until the first anniversary of the date of) any termination of the Credit Agreement, repayment in full of the Obligations, and termination or expiration of all Letters of Credit. References in this Amendment to the “Administrative Agent” mean, for all periods prior to the Effective Date and on the effectiveness of this Amendment, the Resigning Administrative Agent, and from and after the effectiveness of this Amendment, the Successor Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ Joseph Cue
Name: Title:	Joseph Cue Treasurer

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

LENDER PARTIES:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, an Issuing Bank, a Lender, Resigning Administrative Agent, Resigning Swingline Lender, and a Resigning Issuing Bank

By:	/s/ Timothy P. Gebauer
Name:	Timothy P. Gebauer
Title:	Director

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

JPMORGAN CHASE BANK, N.A., as an Issuing Bank, a Resigning Issuing Bank and a Lender

By:	/s/ Jeffrey C. Miller
Name:	Jeffrey C. Miller
Title:	Executive Director

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,
as an Issuing Bank, a Resigning Issuing Bank and a Lender

By:	/s/ Balaji Rajgopal
Name:	Balaji Rajgopal
Title:	Associate Director

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

BANK OF CHINA, NEW YORK BRANCH, as an Issuing Bank and a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as an Issuing Bank, a Resigning Issuing Bank and a Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Robert Malleck
Name:	Robert Malleck
Title:	Vice President

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

SUNTRUST BANK,
as a Lender

By:	/s/ John L. Saylor
Name:	John L. Saylor
Title:	Senior Vice President

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

ROYAL BANK OF CANADA,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

THE BANK OF NEW YORK MELLON,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Successor Administrative Agent

By:	/s/ Andrew Lennon
Name:	Andrew Lennon
Title:	Banking Officer

Signature Page to Amendment No. 6

Diamond Offshore Drilling, Inc.

EXHIBIT A-1

Outstanding Borrowings and Interest

Amount of Borrowing	Outstanding Principal Amount	Accrued but Unpaid Interest	Date of Borrowing	Class (Revolving or Swingline)	Type	Rate	Interest Period	Applicable Rate
$0.00	$0.00	$0.00	N/A	N/A	N/A	N/A	N/A	N/A

Lender	Outstanding Principal Amount Payable	Accrued but Unpaid Interest Payable
Bank of China, New York Branch	$0.00	$0.00
Royal Bank of Canada	$0.00	$0.00
PNC Bank National Association	$0.00	$0.00
The Bank of New York Mellon	$0.00	$0.00

EXHIBIT A-2

Loan Documents

1.

Credit Agreement, dated as of September 28, 2012 (as amended by the Extension Agreement and Amendment No. 1 to Credit Agreement dated effective as of December 9, 2013, the Commitment Increase Agreement and Amendment No. 2 to Credit Agreement dated effective as of March 17, 2014, the Commitment Increase and Extension Agreement and Amendment No. 3 to Credit Agreement dated effective as of October 22, 2014, the Extension Agreement and Amendment No. 4 to Credit Agreement dated effective as of October 22, 2015, and the Agreement and Amendment No. 5 to Credit Agreement dated as of August 18, 2016) among the Parent, the lenders party thereto from time to time and the Administrative Agent.

2.	Guaranty dated August 18, 2016, made by the Parent, in favor of the Administrative Agent for the ratable benefit of the Lender Parties.

3.	Revolving Note dated August 18, 2016, issued by the Parent payable to the order of Wells Fargo Bank, National Association in the principal amount of $160,000,000.00.

4.	Revolving Note dated August 18, 2016, issued by the Parent payable to the order of Bank of China, New York Branch in the principal amount of $160,000,000.00.

5.	Revolving Note dated October 22, 2014, issued by the Parent payable to the order of HSBC Bank USA, National Association in the principal amount of $160,000,000.00.

6.	Revolving Note dated October 22, 2014, issued by the Parent payable to the order of SunTrust Bank in the principal amount of $160,000,000.00.

7.	Swingline Note dated August 18, 2016, issued by the Parent payable to the order of Wells Fargo Bank, National Association in the principal amount of $100,000,000.00.

EXHIBIT B

Maximum New Commitments

New Facility Lender	Maximum New Commitment
Wells Fargo Bank, National Association	$130,000,000
JPMorgan Chase Bank, N.A.	$130,000,000
HSBC Bank USA, National Association	$130,000,000
MUFG Bank, Ltd.	$130,000,000
Citibank, N.A.	$130,000,000
SunTrust Bank	$130,000,000
Barclays Bank PLC	$130,000,000
Goldman Sachs Bank USA	$44,687,500

SCHEDULE 2.01

LENDER	AGGREGATE COMMITMENT	MATURITY DATE
Bank of China, New York Branch	$160,000,000	October 22, 2020
Royal Bank of Canada	$65,000,000	October 22, 2020
PNC Bank National Association	$60,000,000	October 22, 2019
The Bank of New York Mellon	$40,000,000	March 17, 2019
Total	$325,000,000